U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    POST-EFFECTIVE AMENDMENT #1 TO FORM SB-2
                                  ON FORM S-1
                           SEC FILE NO.:  333-148925

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BURROW MINING, INC.
             (Exact name of Registrant as specified in its charter)

                            NEVADA                                            1000                     APPLIED FOR

(State or other jurisdiction of incorporation or organization) Standard Industrial Classification IRS Employer ID Number

                               BURROW MINING INC.
                             7892 Cumberland Street
                           Burnaby, British Columbia,
                                Canada  V3N 3Y7
               (Name and address of principal executive offices)

                                 (604) 527-0098
                        (Registrant's telephone number)

                           Val-U-Corp Services, Inc.
                        1802 N. Carson Street, Suite 212
                             Carson City, NV  89701
                    (Name and Address of Agent for Service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable, after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.        | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.
                                                                         |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer,"

"accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):


       Large accelerated filer|__|             Accelerated filer
|__|


       Non-accelerated filer|__|              Smaller reporting company| X |
(Do not check if a smaller reporting company)


                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
-------------------------------------------------
TITLE OF        AMOUNT TO        PROPOSED     PROPOSED         AMOUNT OF
EACH CLASS      BE               MAXIMUM      MAXIMUM          REGISTRATION
OF              REGISTERED       OFFERING     AGGREGATE        FEE (2)
SECURITIES                       PRICE PER    OFFERING
TO BE                            SHARE (1)    PRICE (2)
REGISTERED
--------------------------------------------------------------------------------
-------------------------------------------------
Common Stock    $390,000         $0.10        $390,000         $15.33

(1)    Based on the last sales price on April 3, 2007.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS
                              BURROW MINING, INC.
                                3,900,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is quoted for trading on the OTC Bulletin Board under symbol "BURW".

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7 - 10.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------

           THE DATE OF THIS POST-EFFECTIVE AMENDMENT IS: MAY 12, 2009

                               TABLE OF CONTENTS

                                                               PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
  -  IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS
     WILL FAIL ................................................  7
  -  BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE
     A HIGH RISK OF BUSINESS FAILURE ..........................  8
  - BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS
     WILL FAIL ................................................  8
  -  WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS
     TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT
     OUR ABILITY TO CONTINUE AS A GOING CONCERN................  8
  - BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR
     DAMAGES AS WE CONDUCT OUR BUSINESS .......................  9
  -  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS
     ON THE STIKINE PROPERTY, WE MAY NOT BE ABLE TO
     SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION ..............  9
  -  BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY
     MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT
     OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO
     FAIL......................................................  9
  -  BECAUSE OUR MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN
     MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF
     FAILURE...................................................  9
  -  IF A LIQUID MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP,
     SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES .........  10
  -  A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE
     SELL THE ABILITY TO STOCK ................................ 10
FORWARD-LOOKING STATEMENTS..................................... 10
USE OF PROCEEDS ............................................... 10
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SHAREHOLDERS .......................................... 10
PLAN OF DISTRIBUTION .......................................... 14
DESCRIPTION OF SECURITIES ..................................... 15
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 16
DESCRIPTION OF BUSINESS ....................................... 17
DESCRIPTION, LOCATION AND ACCESS, LOCAL RESOURCES AND .........
INFRASTRUCTURE................................................. 17
EMPLOYEES ..................................................... 17
COMPETITION
GOVERNMENT REGULATIONS ........................................ 17
RESEARCH AND DEVELOPMENT EXPENDITURES ......................... 19
SUBSIDIARIES .................................................. 19
PATENTS AND TRADEMARKS ........................................ 19
DESCRIPTION OF PROPERTY ....................................... 19
LEGAL PROCEEDINGS ............................................. 19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 19
NO PUBLIC MARKET FOR COMMON STOCK ............................. 19
STOCK HOLDERS OF OUR COMMON SHARES ............................ 20
RULE 144 SHARES ............................................... 20
REGISTRATION RIGHTS ........................................... 20
DIVIDENDS ..................................................... 20

EXECUTIVE COMPENSATION ........................................ 21
STOCK OPTION GRANTS ........................................... 21
DIRECTOR COMPENSATION ......................................... 21
CONSULTING AGREEMENTS ......................................... 21
FINANCIAL STATEMENTS .......................................... 21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ................. 42
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .. 43
BIOGRAPHICAL INFORMATION ...................................... 43
TERM OF OFFICE ................................................ 44
SIGNIFICANT EMPLOYEES ......................................... 44
CONFLICTS OF INTEREST ......................................... 44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 45
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 45

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Stikine property, located in the Liard Mining division of northwestern British Columbia, Canada. We own a 100% interest in four mineral claims comprising the Stikine property. On May 27, 2007, we purchased these claims from Wolf Mountain Enterprises of Garson, Ontario for a cash payment of $7,500. However, our interest in the Stikine property is not currently in good standing. We will require additional funds to bring the property into good standing.

Our objective is to conduct mineral exploration activities on the Stikine property in order to assess whether it possesses economic reserves of gold, silver and copper. We have not yet identified any economic mineralization on the property.

Although our shares are quoted for trading on the OTC Bulletin Board, there is currently no liquid public market for our common stock and no certainty that a market will develop. If no liquid market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to benefit from their investment.

We were incorporated on December 11, 2006 under the laws of the state of Nevada. Our principal offices are located at 7892 Cumberland Street, Burnaby, British Columbia, Canada. Our telephone number is (604) 527-0098.

THE OFFERING:

SECURITIES BEING OFFERED   Up to 3,900,000 shares of common stock.

OFFERING PRICE                   The selling shareholders will sell the shares
at prevailing
                                                                 market prices
through the facilities of the OTC Bulletin
                                                                 Board or at
privately negotiated prices.

TERMS OF THE OFFERING            The selling shareholders will determine when
and how
                                 they will sell the common stock offered in this prospectus.

TERMINATION OF THE
OFFERING                         The offering will conclude when all of the
3,900,000
                                 shares of common stock have been sold, the
shares no
                                 longer need to be registered to be sold or we
decide at
                                 any time to terminate the registration of the
shares at
                                 our sole discretion. In any event, the offering
shall
                                 be terminated no later than two years from the effective date of the registration statement.

SECURITIES ISSUED                7,900,000 shares of our common stock are issued
and
                                 outstanding as of the date of this prospectus.
All of
                                 the common stock to be sold under this
prospectus will
                                 be sold by existing shareholders.

USE OF PROCEEDS                  We will not receive any proceeds from the sale
of the
                                 common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet              October 31, 2008               January 31, 2009
                                                           (audited)
(unaudited)
Cash                       $7,796                                        $4,192
Total Assets               $7,796                                        $4,192
Liabilities                $20,000                                    $20,000
Total Stockholders' Equity          ($12,204)
($15,808)

STATEMENT OF LOSS AND DEFICIT

                              From Incorporation on December 11, 2006
                                      to January 31, 2009 (unaudited)

Revenue             $0
Net Loss            $40,808

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of January 31, 2009, we had cash on hand in the amount of $4,192. Our current operating funds are less than necessary to bring the property into good standing and to complete all intended exploration of the Stikine property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this offering.

Our business plan calls for significant expenses in connection with the exploration of the Stikine property. We will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Stikine property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, silver and copper, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Stikine property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Stikine property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on December 11, 2006 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Stikine property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the Stikine property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Stikine property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred losses since our inception resulting in an accumulated deficit of $40,808 at October 31, 2008. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern and the Independent Auditor's Report to our audited financial statements for the period ended October 31, 2008 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The Stikine property does not contain any known bodies of mineralization. We will require additional funds in order to develop the property even if our exploration programs are successful. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further exploration efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE STIKINE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Stikine property does not contain any known bodies of mineralization. Even if our exploration programs are successful in establishing gold, silver and copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT
BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, chief executive officer and director Ms. Cathy M.T. Ho spends approximately 30% of her business time providing her services to us. Our secretary, treasurer and other director, Ms. Heather M.T. Ho spends only about 25% of her business time providing her services to us. While Ms. Cathy M.T. Ho and Ms. Heather M.T. Ho presently possess adequate time to attend to our interests, it is possible that the time demands on Ms. Cathy M.T. Ho and Ms. Heather M.T. Ho from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A LIQUID MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

Although our stock is quoted for trading on the OTC Bulletin Board, there is currently no liquid market for our common stock and no certainty that a liquid market will develop. If no liquid market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act of 1934, as amended ( the "Exchange Act"). The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,900,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and were therefore exempt from the registration requirements of the Securities Act. The shares include the following:

1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering pursuant to Regulation S of the Securities Act and was completed on January 26, 2007;

2. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering pursuant to Regulation S of the Securities Act and was completed on March 22, 2007; and

3. 900,000 shares of our common stock that the selling shareholders acquired from us in an offering pursuant to Regulation S of the Securities Act and was completed on April 3, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the number of shares owned by each prior to this offering;
2.     the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.     the percentage owned by each upon completion of the offering.


NAME OF SELLING             SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER           PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                  OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                  SHAREHOLDERS        OF THIS      OF THIS
                                          ACCOUNT             OFFERING     OFFERING
Sean Dragomir
107-6833 Village Green         250,000          250,000           Nil        Nil
Burnaby, BC  V5E 4M1
Lyn Tan Ho
5238 Ross Street               250,000          250,000           Nil        Nil
Vancouver, BC
My Ngoc Giang
3320 Dieppe Drive              250,000          250,000           Nil        Nil
Vancouver, BC  V5M 4B9
Robert Meister
8-1601 Yew Street              250,000          250,000           Nil        Nil
Vancouver, BC  V6K 3E6
Steven Tran
2743 Duke Street               250,000          250,000           Nil        Nil
Vancouver, BC  V5R 4S8
Geoff Wall
4 Montizambert Wynd            250,000          250,000           Nil        Nil
West Vancouver, BC  V7W 1R8
Eui Seok Yang
2202 - 10082  148th Street     250,000          250,000           Nil        Nil
Surrey, BC  V3R 0S3
Michelle Lui
1137 East Pender Street        250,000          250,000           Nil        Nil
Vancouver, BC  V6A 1W6

NAME OF SELLING             SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER           PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                  OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                  SHAREHOLDERS        OF THIS      OF THIS
                                          ACCOUNT             OFFERING     OFFERING
Phillip Khong
5607 Rhodes Street             100,000          100,000           Nil        Nil
Vancouver, BC  V5R 3P2
Mayumi Yokogawa
1139 Seymour Street            100,000          100,000           Nil        Nil
Vancouver, BC  V6B 3M7
Jesse R. Coath
6650 Humphries Avenue          100,000          100,000           Nil        Nil
Burnaby, BC  V5E 3J1
Sarah Boy
6061 Grant Street              100,000          100,000           Nil        Nil
Burnaby, BC  V5B 2K5
Jonas Peraja
7789 10th Avenue               100,000          100,000           Nil        Nil
Burnaby, BC  V3N 2S2
Emmanuel Akena
#310-3901 Carrigan Crescent    100,000          100,000           Nil        Nil
Burnaby, BC  V3N 4K1
Shirley Wong
2860 Dundas Street             100,000          100,000           Nil        Nil
Vancouver, BC  V5K 1R4
Colleen Wong
7892 Cumberland Street         100,000          100,000           Nil        Nil
Burnaby, BC  V3N 3Y7
Kelts Dragomir
3214 Matapan Crescent          100,000          100,000           Nil        Nil
Vancouver, BC  V5M 4B1
Ann Victoria Do
#429-1933 East 41st Avenue     100,000          100,000           Nil        Nil
Vancouver, BC  V5P 4Y4

NAME OF SELLING                 SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER               PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                      OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                      SHAREHOLDERS        OF THIS      OF THIS
                                              ACCOUNT             OFFERING     OFFERING
Sherry Robinson
309-2891 East Hastings Street      90,000           90,000            Nil        Nil
Vancouver, BC  V5K 5J8
Hugo Florencio Aparicio Mendoza
#104-2320 Franklin Street          90,000           90,000            Nil        Nil
Vancouver, BC  V5L 1S1
Gary Lee
466 Mundy Street                   90,000           90,000            Nil        Nil
Coquitlam, BC  V3K 5N1
Donna Chan
466 Mundy Street                   90,000           90,000            Nil        Nil
Coquitlam, BC  V3K 5N1
John Hyatt
1313 Eastern Drive                 90,000           90,000            Nil        Nil
Port Coquitlam, BC  V3C 4J3
Natasha Chow
105-1167 Pipeline Road             90,000           90,000            Nil        Nil
Coquitlam, BC  V3B 4R9
Neal Washburn
1851 East 16th Avenue              90,000           90,000            Nil        Nil
Vancouver, BC  V5N 2G7
Francis Koo
2833 St. Thomas Street             90,000           90,000            Nil        Nil
Port Coquitlam, BC  V3B 2Z2
Manjot Sohal
3808 NIthsdale Street              90,000           90,000            Nil        Nil
Burnaby, BC  V5G 1P6
Henry Kim
1180 Lynwood Avenue                90,000           90,000            Nil        Nil
Port Coquitlam, BC  V3B 6S3

(1)    Lyn Tan Ho is the sister of both directors.

Each of the named selling shareholders beneficially owns and has sole voting and investment control over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,900,000 shares of common stock outstanding on the date of this prospectus.

RELATIONSHIPS BETWEEN SHAREHOLDERS AND DIRECTORS

Except as indicated in the notes to the table above, none of the selling shareholders:

(1)has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)has ever been one of our officers or directors; or

(3)has the right to acquire any shares within sixty days from options, warrants, rights, conversion privileges, or similar obligations.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares through the facilities of the OTC Bulletin Board at prevailing market prices or privately negotiated prices.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

   {circle}contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; {circle}contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
   {circle}contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
   {circle}contains a toll-free telephone number for inquiries on disciplinary actions;
   {circle}defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
   {circle}contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer with:

   {circle}bid and offer quotations for the penny stock;
   {circle}details of the compensation of the broker-dealer and its salesperson in the transaction;
   {circle}the number of shares to which such bid and ask prices apply, or other comparable information
   {circle}information relating to the depth and liquidity of the market for such stock; and
   {circle}monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of the date of this prospectus, there were 7,900,000 shares of our common stock issued and outstanding held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders of the

Company are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gersten Savage LLP, 600 Lexington Avenue, New York, New York, 10022, will pass upon the validity of the common stock offered hereby.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, Certified Public Accountant of Seattle, State of Washington, USA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in four mineral claims known as the Stikine property, although our interest in the property is not currently in good standing. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Stikine property in order to ascertain whether it possesses economic quantities of gold, silver and copper. There can be no assurance that economic mineral deposits or reserves exist on the Stikine property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Stikine property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

DESCRIPTION, LOCATION AND ACCESS, LOCAL RESOURCES AND INFRASTRUCTURE

The project area lies within the Stikine Terrane, which is underlain by Upper Triassic Stuhini Group volcanic, sedimentary and volcaniclastic rocks that have been severed by intermediate to ultramafic intrusions. The area is situated between three widespread fault systems, the ESE King Salmon Fault, the Skeena Fold Belt and the NW (coastal) Sundum-Fanshaw Fault system. Highly variable orientations, dykes of various composition, faults, shears and fractures comprise the structural features of this area.

The deposit types generally found in this are copper-gold-silver bearing quartz-carbonate veins. The Stikine property lies 50 kilometres south of the Telegraph Creek Mining area.

The mapping area of the Stikine property is situated in the Liard Mining Division of northwestern British Columbia and is approximately 45 kilometres southwest of Telegraph Creek, 75 kilometres west of the Tatogga Lake and directly west and southwest of Yehiniko Lake. The property itself is positioned within the transition zone flanked by the Coast mountains and the Intermontane Belt. It also wraps around the drainage into the Quattrin Creek and segments of the drainage into Yehiniko Creek, and the ridge lying in between. One can gain access to the property by float plane from Telegraph creek or by helicopter from the Tatogga Lake.

EMPLOYEES

We have no employees as of the date of this prospectus other than our two officers.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

GOVERNMENT REGULATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $5,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one and phase two because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -     Water discharge will have to meet water standards;

     -     Dust generation will have to be minimal or otherwise re-mediated;

     - Dumping of material on the surface will have to be re-contoured and re-vegetated;

     - An assessment of all material to be left on the surface will need to be environmentally benign;

     - Ground water will have to be monitored for any potential contaminants;
     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

     - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                            DESCRIPTION OF PROPERTY

The offices of the Company are located in the home of our President and are being provided to the Company at no charge.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N Carson St. Suite 212, Carson City, NV 89701.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

While our shares are quoted for trading on the OTC Bulletin Board under the symbol "BURW", there is no liquid market for our stock. We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 30 registered shareholders.

RULE 144 SHARES

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.     we have ceased to be a shell company;

2. we are subject to the reporting requirements of the Exchange Act, which we are;

3. we have filed all Exchange Act reports required for the past 12 months, which we have; and

4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 74,450, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.
We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Our executive officers have not received any compensation for their services to us in any of the capacities in which they served during the fiscal year ended October 31, 2007, nor have they received any compensation through the date of this prospectus.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception and there were no outstanding equity award grants held by our executive officers as of October 31, 2007, nor as of the date of this prospectus.

DIRECTOR COMPENSATION

Our directors have not received any compensation for their services to us as directors during the fiscal year ended October 31, 2008, nor have they received any compensation through the date of this prospectus.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Ms. Heather M.T. Ho or Ms. Cathy M.T. Ho. We do not pay them any amount for acting as an officer or director.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Auditors' Report;

2. Audited financial statements for the periods ended October 31, 2008 including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statement of Stockholders' Equity (Deficiency);

  d. Statements of Cash Flows; and

  e. Notes to Financial Statements

3. Unaudited interim financial statements for the period ended
   January 31, 2009, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statement of Stockholders' Equity (Deficiency);

  d. Statements of Cash Flows; and

  e. Notes to Financial Statements

                               BURROW MINING INC.
                         (AN EXPLORATION STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                OCTOBER 31, 2008





REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

                              GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                           SEATTLE, WASHINGTON 98144
                       (206) 328-8554  FAX(206) 328-0383


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Burrow Mining, Inc.

I have audited the accompanying balance sheets of Burrow Mining, Inc. (An Exploration Stage Company) as of October 31, 2008 and 2007, and the related statement of operations, stockholders' equity and cash flows for the period from December 11, 2006 (inception), to October 31, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burrow Mining, Inc., (An Exploration Stage Company) as of October 31, 2008 and 2007, and the results of its operations and cash flows from December 11, 2006 (inception), to October 31, 2008 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ George Stewart
George Stewart, CPA
Seattle, Washington
January 28, 2009

BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

                                                    ASSETS

                                                                     OCTOBER 31,              OCTOBER 31,
                                                                         2008                     2007

CURRENT ASSETS
          Cash                                                     $           7,796    $               13,024


TOTAL ASSETS                                                       $           7,796    $               13,024


                                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
          Accounts payable and accrued liabilities                $                -      $                  -
          Loans from related party                                            20,000                         -

          TOTAL CURRENT LIABILITIES                                           20,000                         -


STOCKHOLDERS' EQUITY
          Capital stock
            Authorized:
           75,000,000 common shares with a par value of $0.001
            Issued and outstanding:
             7,900,000 common shares                                           7,900                     7,900
          Additional paid-in-capital                                          98,100                    98,100
          Share subscription receivable                                     (81,000)                  (81,000)
          Deficit accumulated during the exploration stage                  (37,204)                  (11,976)

TOTAL STOCKHOLDERS' EQUITY                                                  (12,204)                    13,024

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $           7,796    $               13,024

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)






BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS











                                                  YEAR ENDED OCTOBER 31,       YEAR ENDED OCTOBER 31,          CUMULATIVE
                                                           2007                         2008                      FROM
                                                                                                           DECEMBER 11, 2006
                                                                                                             (INCEPTION) TO
                                                                                                            OCTOBER 31, 2008

         Bank charges and interest                         $           70         $                152       $                222
         Office expenses                                              511                        1,073                      1,584
         Mineral property                                               -                            -                      7,500
         Professional fees                                          3,795                       11,403                     15,198
         Transfer and filing fees                                     100                       12,600                     12,700

Net loss                                                     $   (11,976)            $        (25,228)            $      (37,204)


LOSS PER SHARE - BASIC AND DILUTED                                $(0.00)                      $(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING                                                     7,316,667                    7,900,000












                                                       SEE ACCOMPANYING NOTES



BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS








                                         NUMBER OF    PAR       ADDITIONAL              DEFICIT
                                     COMMON       VALUE       PAID-IN-             ACCUMULATED
                                               SHARES                    CAPITAL     DURING THE EXPLORATION STAGE   TOTAL

December 18, 2006
  Subscribed for cash at $0.001          4,000,000 $    4,000 $             -           $                - $    4,000
January 26, 2007
  Subscribed for cash at $0.001          2,000,000      2,000               -                                   2,000
February 27, 2007
  Subscribed for cash at $0.01             700,000        700           6,300                                   7,000
March 22, 2007
  Subscribed for cash at $0.01             300,000        300           2,700                                   3,000
March 30, 2007
  Subscribed for cash at $0.1              900,000        900          89,100                                  90,000
Net loss                                                                                          (11,976)   (11,976)
Share subscriptions receivable                                                                                      (81,000)

Balance, October 31, 2007                7,900,000        $    7,900      $   98,100                $    (11,976)  $  13,024
Net loss                                                                                                 (25,228)   (25,228)

Balance, October 31, 2008                7,900,000        $    7,900      $   98,100                $    (37,204)  $  12,204


















                            SEE ACCOMPANYING NOTES

BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS




                                                                                YEAR ENDED OCTOBER 31,          CUMULATIVE
                                                                                         2008                      FROM
                                                                                                       DECEMBER 11, 2006 (INCEPTION)
                                                                                                                    TO
                                                                                                             OCTOBER 31, 2008
                                                        YEAR ENDED OCTOBER 31,
                                                                 2007

CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                     $   (11,976)           $   (25,228)               $      (37,204)
      Adjustments to reconcile net loss to net
    cash
         Accounts payable and accrued                                         -                      -                             -
    liabilities

    Net cash used in operations                                        (11,976)               (25,228)                      (37,204)

CASH FLOWS FROM FINANCING ACTIVITIES
           Loans from related party                                      25,000                 20,000                        20,000
           Shares subscribed for cash                                         -                      -                        25,000

         Net cash provided by financing                                  25,000                 20,000                        45,000
         activities

Net increase (decrease) in cash                                          13,024                (5,228)                         7,796

Cash beginning                                                                -                 13,024                             -

Cash ending                                                      $       13,024         $        7,796                $        7,796


         SUPPLEMENTAL CASH FLOW INFORMATION:

         Cash paid for:

         Interest                                                 $                -                 $           $                 -
                                                                                                     -
         Taxes                                                    $                -                 $           $                 -
                                                                                                     -

                                                       SEE ACCOMPANYING NOTES


BURROW MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2008
1.  NATURE AND CONTINUANCE OF OPERATIONS
    Burrow  Mining  Inc.  the  Company")  was  incorporated  under  the laws of State of Nevada, U.S. on December 11, 2006, with an authorized capital of 75,000,000 common shares with a par value of  $0.001.  The Company's year end is the end of October.  The
    Company is in the exploration stage of its resource business.  During  the  year  ended October 31, 2007, the Company commenced
    operations by issuing shares and acquiring a mineral property located in British Columbia.   The Company has not yet determined
    whether  this  property  contains  reserves  that  are  economically recoverable.  The recoverability  of  costs  incurred  for acquisition  and  exploration of the property will be dependent  upon  the  discovery  of  economically  recoverable  reserves, confirmation of the  Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure  requirements  under  the  property  agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.
    These financial statements have been prepared on a going concern  basis  which  assumes the Company will be able to realize its
    assets and discharge its liabilities in the normal course of business for the foreseeable  future.   The  Company  has incurred
    losses since inception resulting in an accumulated deficit of $37,204 as at October 31, 2008 and further losses are anticipated
    in  the development of its business raising substantial doubt about the Company's ability to continue as a going concern.   The
    ability  to  continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary  financing  to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends  to  finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.
2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    Basis of Presentation
    The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the
    United States of America and are presented in US dollars.
    Exploration Stage Company
    The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.
    Mineral Interests
    Mineral property acquisition, exploration  and  development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established  any  proven  or  probable  reserves  on  its mineral properties.  The
    Company  has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which  establishes  standards for the initial  measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible  assets  arising  from  the  acquisition,  construction or development and for normal operations of such assets. As at October 31, 2008, any potential costs relating to the  retirement  of the Company's mineral property interest has not yet been determined.
    Use of Estimates and Assumptions
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities  and  disclosure  of contingent assets and liabilities  at  the  date  of  the financial statements and the reported amounts of revenues and expenses during  the  period.
    Actual results could differ from those estimates.

BURROW MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2008
2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Foreign Currency Translation
    The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards
    No. 52, "Foreign Currency Translation",  foreign  denominated  monetary  assets and liabilities are translated into their United
    States dollar equivalents using foreign exchange rates which prevailed at  the  balance  sheet  date.   Non  monetary assets and
    liabilities  are  translated  at the exchange rates prevailing on the transaction date. Revenue and expenses are  translated  at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.
    Fair Value of Financial Instruments
    The carrying value of cash and  accounts  payable  and  accrued  liabilities  approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion  the  Company  is  not exposed to significant interest, currency or credit risks arising from these financial instruments.
    Environmental Costs
    Environmental  expenditures  that  relate to current operations are expensed or capitalized as appropriate.   Expenditures  that
    relate to an existing condition caused  by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing  of  these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.
    Income Taxes
    The Company follows the liability method of accounting  for  income  taxes.   Under  this method, deferred income tax assets and
    liabilities  are  recognized  for the estimated tax consequences attributable to differences  between  the  financial  statement carrying values and their respective  income  tax  basis  (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
    At October 31, 2008, a full deferred tax asset valuation allowance  has  been  provided  and  no  deferred  tax  asset  has been recorded.
    Basic and Diluted Loss Per Share
    The  Company  computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of  both basic and diluted  earnings  per  share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all  dilutive  potential  common  shares  outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.
    The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

    BURROW MINING INC.
    (An Exploration Stage Company)
    Notes To The Financial Statements
    October 31, 2008
2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        Stock-based Compensation
        In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-
        Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock  Issued  to  Employees".  In January 2005, the
        Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based  Payment",  which provides  supplemental  implementation  guidance  for  SFAS  No. 123R.  SFAS  No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual  reporting  periods  beginning on or after
        June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS  No. 123R at the beginning  of  their  next  fiscal  year,  instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS  No.  123  no longer will be an alternative to financial statement recognition.
        Under SFAS No. 123R, the Company must determine the appropriate  fair  value  model  to  be  used  for  valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.
        The transition methods include prospective and retroactive adoption options. Under the retroactive options,  prior  periods may  be  restated  either  as  of  the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense  be  recorded  for  all  unvested  stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive  methods  would record compensation expense  for  all  unvested stock options and restricted stock beginning with the first period restated.  The  Company adopted the modified  prospective  approach  of  SFAS  No.  123R  for the year ended October 31, 2007. The Company did not record  any  compensation  expense  for the year ended October 31,  2008  because  there  were  no  stock  options outstanding prior to the adoption or at October 31, 2008.
        Recent Accounting Pronouncements
        In February 2006, the FASB issued SFAS No. 155,  "Accounting  for Certain Hybrid Financial Instruments-an amendment of FASB
             Statements No. 133 and 140", to simplify and make more consistent  the  accounting  for certain financial instruments.
             SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement  for  any  hybrid  financial  instrument  with  an  embedded  derivative that otherwise  would  require bifurcation, provided that the whole instrument is accounted for on a fair value  basis.  SFAS No. 155 amends SFAS No.
             140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another  derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning  of  an  entity's first  fiscal  year  that  begins  after  September  15,  2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.
        In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing  of Financial Assets, an amendment of FASB Statement
             No.  140,  Accounting  for  Transfers  and Servicing of Financial Assets  and  Extinguishments  of  Liabilities". This
             statement requires all separately recognized  servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization  and  impairment  requirements  of  Statement  No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives  to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or  direct write-downs. SFAS  No.  156 is  effective  for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to  have  a  significant  effect on the Company's future reported financial position or results of operations.

BURROW MINING INC.
 (An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2008
3.          MINERAL INTERESTS
            On  May  27,  2007,  the  Company entered into a mineral property purchase agreement to acquire a 100% interest  in  one mineral claim located at British Columbia for total consideration of $7,500.
            The mineral interest is held  in  trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.
4.  COMMON STOCK
    The total number of common shares authorized that may be issued by the Company  is  75,000,000  shares  with  a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.
    During the year ended October 31, 2007, the Company issued 7,900,000 shares of common stock for total cash proceeds of $106,000.
    The  Company has received $25,000, and thereof there are share subscription receivable of $81,000 as at October  31,  2007.   At
    October 31, 2008, there were no outstanding stock options or warrants.
5.  INCOME TAXES
    As of  October  31,  2008,  the  Company had net operating loss carry forwards of approximately $37,204 that may be available to reduce future years' taxable income  through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements,  as  their  realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.
6.  RELATED PARTY TRANSACTIONS
    Cathy M.T, Ho, President and Director of the Company and  Heather M.T. Ho, Secretary, Treasurer and Director of the Company may,
    in the future, become involved in other business opportunities  as  they  become  available,  thus  they  may face a conflict in selecting between the Company and their other business opportunities.  The Company has not formulated a policy fo the resolution of such conflicts.
    While the Company is seeking additional capital, Heather M.T. Ho has advanced funds to the Company to pay for any costs incurred by it.  These funds are interest free.  The balance due to Ms. Ho was $20,000 on October 31, 2008.

                               BURROW MINING INC.
                         (AN EXPLORATION STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                JANUARY 31, 2009
                                  (UNAUDITED)






BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS


                                                              ASSETS

                                                                                       JANUARY 31,                  OCTOBER 31,
                                                                                          2009                         2008
                                                                                       (UNAUDITED)                   (AUDITED)
CURRENT ASSETS
       Cash                                                                               $           4,192    $             7,796


TOTAL ASSETS                                                                              $           4,192    $             7,796


                                               LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
       Accounts payable and accrued liabilities                                          $                -                      $
                                                                                                                                 -
       Loans from related party                                                                      20,000                 20,000

       TOTAL CURRENT LIABILITIES                                                                     20,000                 20,000

STOCKHOLDERS' EQUITY
       Capital stock
         Authorized:
        75,000,000 common shares with a par value of $0.001
         Issued and outstanding:
          7,900,000 common shares                                                                     7,900                  7,900
       Additional paid-in-capital                                                                    98,100                 98,100
       Share subscription receivable                                                               (81,000)               (81,000)
       Deficit accumulated during the exploration stage                                            (40,808)               (37,204)

TOTAL STOCKHOLDERS' EQUITY                                                                         (15,808)               (12,204)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                $           4,192    $             7,796

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

                                                         SEE ACCOMPANYING NOTES
BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)











                                                    THREE MONTHS ENDED           THREE MONTHS ENDED             CUMULATIVE
                                                     JANUARY 31, 2009             JANUARY 31, 2008                 FROM
                                                                                                            DECEMBER 11, 2006
                                                                                                              (INCEPTION) TO
                                                                                                             JANUARY 31, 2009

       Bank charges and                                   $           47              $              61       $                269
       interest
       Office expenses                                               375                            464                      1,959
       Mineral property                                            2,500                              -                     10,000
       Professional fees                                               -                          2,600                     15,198
       Transfer and filing                                           682                              -                     13,382
       fees

Net loss                                                    $    (3,604)                 $      (3,125)          $        (40,808)


LOSS PER SHARE - BASIC AND DILUTED                               $(0.00)                        $(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                                             7,900,000                      7,900,000






                                                       SEE ACCOMPANYING NOTES



BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)








                                         NUMBER OF    PAR      ADDITIONAL              DEFICIT
                                     COMMON       VALUE      PAID-IN-             ACCUMULATED
                                               SHARES                   CAPITAL     DURING THE EXPLORATION STAGE   TOTAL

December 18, 2006
  Subscribed for cash at $0.001          4,000,000 $   4,000 $             -            $               - $    4,000
January 26, 2007
  Subscribed for cash at $0.001          2,000,000     2,000               -                                   2,000
February 27, 2007
  Subscribed for cash at $0.01             700,000       700           6,300                                   7,000
March 22, 2007
  Subscribed for cash at $0.01             300,000       300           2,700                                   3,000
March 30, 2007
  Subscribed for cash at $0.1              900,000       900          89,100                                  90,000
Net loss                                                                                         (11,976)   (11,976)
Share subscriptions receivable                                                                                     (81,000)

Balance, October 31, 2007                7,900,000        $   7,900      $   98,100                  $  (11,976)  $  13,024
Net loss                                                                                                (25,228)   (25,228)

Balance, October 31, 2008                7,900,000        $   7,900      $   98,100                  $  (37,204)  $(12,204)
Net loss                                                                                                 (3,604)    (3,604)

Balance, January 31, 2009                7,900,000        $   7,900      $   98,100                  $  (40,808)  $(15,808)



                            SEE ACCOMPANYING NOTES

BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                                                    THREE MONTHS ENDED            CUMULATIVE
                                                                                     JANUARY 31, 2008                FROM
                                                                                                              DECEMBER 11, 2006
                                                                                                                (INCEPTION) TO
                                                                                                               JANUARY 31, 2009
                                                     THREE MONTHS ENDED JANUARY
                                                              31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                       $    (3,604)              $  (3,125)              $    (40,808)
      Adjustments to reconcile net loss to
    net cash
         Accounts payable and accrued                                           -                       -                          -
    liabilities

    Net cash used in operations                                           (3,604)                 (3,125)                   (40,808)

CASH FLOWS FROM FINANCING ACTIVITIES
           Loans from related party                                             -                       -                     20,000
           Shares subscribed for cash                                           -                       -                     25,000

         Net cash provided by financing                                         -                       -                     45,000
         activities

Net increase (decrease) in cash                                           (3,604)                 (3,125)                      4,192

Cash beginning                                                              7,796                  13,024                          -

Cash ending                                                         $       4,192             $     9,899             $        4,192

         SUPPLEMENTAL CASH FLOW INFORMATION:

         Cash paid for:
         Interest                                                    $                -   $             -        $                 -
         Taxes                                                       $                -   $             -        $                 -

                                                       SEE ACCOMPANYING NOTES

BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2009
(UNAUDITED)
1.  NATURE AND CONTINUANCE OF OPERATIONS
    Burrow Mining Inc. the Company") was  incorporated  under  the  laws  of  State  of  Nevada, U.S. on December 11, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company's  year end is the end of October.  The
    Company is in the exploration stage of its resource business.  During the year ended October  31,  2007,  the Company commenced operations by issuing shares and acquiring a mineral property located in British Columbia.  The Company has  not yet determined
    whether  this  property  contains  reserves  that  are  economically  recoverable.   The  recoverability of costs incurred  for
    acquisition  and  exploration  of  the  property  will  be dependent upon the discovery of economically  recoverable  reserves, confirmation of the Company's interest in the underlying  property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement  and  to  complete  the  development of the property and upon future profitable production or proceeds for the sale thereof.
    These financial statements have been prepared on a going concern basis which assumes the Company  will  be  able to realize its assets  and  discharge its liabilities in the normal course of business for the foreseeable future.  The Company  has  incurred losses since inception resulting in an accumulated deficit of $40,808 as at January 31, 2009 and further losses are anticipated in the development  of  its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a  going  concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to  meet  its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance  operating  costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.
2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    Basis of Presentation
    The financial statements of the Company have been prepared  in  accordance with generally accepted accounting principles in the
    United States of America and are presented in US dollars.
    Exploration Stage Company
    The Company complies with the Financial Accounting Standards Board  Statement  No. 7, its characterization of the Company as an exploration stage enterprise.
    Mineral Interests
    Mineral property acquisition, exploration and development costs are expensed as  incurred  until such time as economic reserves
    are  quantified.   To  date the Company has not established any proven or probable reserves on  its  mineral  properties.   The
    Company has adopted the  provisions  of  SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent  accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the  acquisition,  construction  or  development  and  for normal operations of such assets. As at January 31, 2009, any potential costs relating to the retirement of the Company's mineral  property  interest has not yet been determined.
    Use of Estimates and Assumptions
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates  and  assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets  and liabilities at the  date  of  the  financial  statements  and  the reported amounts of revenues and expenses during the period.
    Actual results could differ from those estimates.

 BURROW MINING INC.
 (AN EXPLORATION STAGE COMPANY)
 NOTES TO THE FINANCIAL STATEMENTS
 JANUARY 31, 2009
 (UNAUDITED)
 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Foreign Currency Translation
     The financial statements are presented in United States dollars.   In  accordance  with  Statement  of  Financial  Accounting
     Standards  No.  52,  "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated  into their United States dollar  equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated  at  the  exchange  rates  prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or  losses  resulting  from foreign currency transactions are included in results of operations.
     Fair Value of Financial Instruments
     The carrying value of cash and accounts payable and accrued liabilities approximates their  fair  value  because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed  to significant interest, currency or credit risks arising from these financial instruments.
     Environmental Costs
     Environmental  expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures  that relate to an existing  condition  caused  by  past  operations,  and  which  do  not  contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or  remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with  the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.
     Income Taxes
     The Company follows the liability method of accounting for income taxes.  Under this method, deferred  income  tax assets and liabilities  are  recognized  for the estimated tax consequences attributable to differences between the financial  statement carrying values and their respective  income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
     At January 31, 2009, a full deferred tax  asset  valuation  allowance  has  been  provided and no deferred tax asset has been recorded.
     Basic and Diluted Loss Per Share
     The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding  common  shares  during  the  period.
     Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.
     The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.


    BURROW MINING INC.
    (AN EXPLORATION STAGE COMPANY)
    NOTES TO THE FINANCIAL STATEMENTS
    JANUARY 31, 2009
    (UNAUDITED)
2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        Stock-based Compensation
        In  December  2004,  the  FASB  issued  SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for
        Stock-Based Compensation" and superseded  APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005,
        the Securities and Exchange Commission ("SEC")  issued  Staff  Accounting Bulletin ("SAB") No. 107, "Share-Based Payment",
        which provides supplemental implementation guidance for SFAS No. 123R.  SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in  the  financial  statements  based on the grant date  fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning  on  or after June  15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning  of  their  next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-
        forma disclosures previously permitted  under  SFAS  No.  123  no  longer  will  be  an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value  model  to  be  used  for  valuing share-based  payments,  the  amortization  method  for  compensation  cost and the transition method to be used at date of adoption.

        The transition methods include prospective and retroactive adoption options.  Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for  all  periods  presented.  The  prospective method  requires  that  compensation  expense be recorded for all unvested stock options and restricted stock at  the beginning of the first quarter of adoption  of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted  stock  beginning  with  the first period restated. The Company adopted  the  modified prospective approach of SFAS No. 123R for the year ended October  31,  2007.  The Company  did not record any  compensation  expense  for  the  period  ended  January  31, 2009 because there were no stock options outstanding prior to the adoption or at January 31, 2009.
        Recent Accounting Pronouncements
        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid  Financial Instruments-an amendment of FASB
             Statements No. 133 and 140", to simplify and make more consistent the accounting  for  certain financial instruments.
             SFAS  No.  155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities",  to  permit  fair value re-measurement  for  any  hybrid  financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument  is accounted for on a fair value basis. SFAS No. 155 amends SFAS No.
             140, "Accounting for the Impairment or Disposal of  Long-Lived  Assets", to allow a qualifying special-purpose entity to  hold  a derivative financial instrument that pertains to a beneficial  interest  other  than  another  derivative financial instrument.  SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year  that  begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant  effect  on  the  Company's  future  reported  financial  position  or  results of operations.
        In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement
             No.  140,  Accounting  for  Transfers  and  Servicing  of  Financial Assets and Extinguishments of Liabilities". This
             statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement  using  either  fair  value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement  of  separately  recognized  servicing  assets  and servicing liabilities at fair  value  eliminates  the necessity for entities that manage the risks inherent in servicing  assets and servicing liabilities with derivatives to  qualify  for  hedge  accounting  treatment and eliminates the characterization  of  declines  in  fair  value  as impairments or direct write-downs. SFAS  No.  156 is  effective  for  an  entity's  first fiscal year beginning after
             September 15, 2006.  This adoption of this statement is not expected to have a significant  effect  on  the Company's future reported financial position or results of operations.

BURROW MINING INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2009
(UNAUDITED)
3.       MINERAL INTERESTS
         On May 27, 2007, the Company entered into a mineral property purchase agreement to acquire a 100% interest  in  one mineral claim located at British Columbia for total consideration of $7,500.
         The  mineral  interest  is  held in trust for the Company by the vendor of the property. Upon request from the Company  the title will be recorded in the name of the Company with the appropriate mining recorder.
4.  COMMON STOCK
    The  total  number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par  value  of  one tenth of one cent ($0.001) per share and no other class of shares is authorized.
    During the year ended October 31, 2007, the Company issued 7,900,000 shares of common stock for total cash proceeds of $106,000.
    The Company has  received  $25,000,  and  thereof there are share subscription receivable of $81,000 as at October 31, 2007.  At
    January 31, 2009, there were no outstanding stock options or warrants.
5.  INCOME TAXES
    As of January 31, 2009, the Company had net  operating  loss  carry  forwards  of approximately $40,808 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may  arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely  to  occur  and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                               PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the Stikine property consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole. We estimate that the cost of this entire program, which we will conduct in phases, will be approximately $50,000.

We intend to retain a professional geologist to undertake the proposed exploration on the Stikine claim. We do not have any verbal or written agreement regarding the retention of any particular geologist.

We intend to commence the initial phase of exploration in the late spring of 2009 and anticipate that it will be completed by the end of summer of 2009, including the interpretation of all data collected.

As well, we anticipate spending an additional $20,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $70,000.

While we have enough funds on hand to commence initial exploration on the Stikine property, we will require additional funding to cover our administrative expenses and to complete all recommended exploration. As well, we will need additional financing in order to complete any additional exploration that is recommended once this initial exploration is completed.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.


RESULTS OF OPERATIONS FOR THE PERIOD ENDING OCTOBER 31, 2008

We have not earned any revenues from our incorporation on December 11, 2006 to January 31, 2009. We do not anticipate earning revenues unless we enter into commercial production on the Stikine property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $40,808 for the period from our inception on December 11, 2006 to January 31, 2009. These operating expenses were comprised of office expense, professional fees, transfer agent, filing fees and miscellaneous fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when
acting  as  underwriters  and  with  respect  to  their  unsold   allotments  or
subscriptions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTORAGE

Cathy M.T. Ho     28
Heather M.T. Ho28

EXECUTIVE OFFICERS:

NAME OF OFFICER   AGE   OFFICE

Cathy M.T. Ho     28    President, Chief Executive Officer, and Director
Heather M.T. Ho28 Treasurer, Secretary and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Ms. Cathy M.T. Ho has acted as our President and C.E.O. since our incorporation on December 11, 2006. Since December 11, 2006, Ms. Cathy M.T. Ho has been a fitness consultant and helps people achieve their fitness goals. Prior to her Directorship with the Company, she was an assistant manager to an all womens gym from September, 2003 to January, 2006. Her obligations were on a day to day basis, assisting managers and dealing with mainly customer service issues. She did some personal training at Fitcity For Women, but her main focus was assisting the manager with managerial tasks. Presently she is an employee with Fitness World and has been for over two years and creates specialized programs for clients to help them achieve their own fitness success. She is now, presently the manager at Gold's Gym.

Ms. Cathy M.T. Ho intends to devote 30% of her business time to our affairs.

Ms. Heather M.T. Ho has acted as our Treasurer, Secretary, and as a director since January 2, 2007. In 2001 to 2003 she worked as a receiving clerk with David L. Jones, wherein she was responsible for data entry, data receiving, accounts payable and receivables. Heather attended Capilano College in 2003, where she completed the Legal Assistant Certificate program. Since completing her certificate as a Legal Assistant in Corporate Law in 2003, she has been providing legal assistance to various law firms carrying out daily tasks for assigned lawyers and other duties such as organizing files/file opening and closing, drafting legal documents and filing.

Ms. Heather M.T. Ho intends to devote 25% of her business time to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.

TITLE OF CLASS    OF BENEFICIAL OWNER     OWNERSHIP         OWNERSHIP

Common Stock      Cathy M.T. Ho           2,000,000         25.3%
                  President, Chief Executive Officer
                  and Director
                  7892 Cumberland Street
                  Burnaby, BC  Canada

Common Stock      Heather M.T. Ho
                  Secretary, Treasurer    2,000,000         25.3%
                  107-6833 Village Green
                  Burnaby, BC  Canada

Common Stock      All officers and directors as a group
                  that consists of two people4,000,00050.6%

The percent of class is based on 7,900,000 shares of common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

   {circle}Any of our directors or officers;
   {circle}Any person proposed as a nominee for election as a director; {circle}Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
   {circle}Any member of the immediate family of any of the foregoing persons.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)a transaction from which the director derived an improper personal profit;
   and

(4)willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)such indemnification is expressly required to be made by law;

(2)the proceeding was authorized by our Board of Directors;

(3)such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee$15.33
Transfer Agent Fees                       $5,000.00
Accounting and auditing fees and expenses$7,000.00
Legal fees and expenses             $2,500.00
Edgar filing fees                         $500.00
                                          ---------------
Total                                     $15,015.33
                                          =========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share. Of these shares, 2,000,000 were issued on December 18, 2006 to Cathy M.T. Ho, our President, C.E.O. and director. The remaining 2,000,000 shares were issued on December 29, 2006 to Heather M.T. Ho, our Secretary, Treasurer, and director. The total amount received from this offering was $4,000.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to a total of 8 purchasers on January 26, 2007. The total amount received from this offering was $2,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

NAME OF PURCHASER       SHARES
                              PURCHASED
Sean Dragomir
107-6833 Village Green        250,000
Burnaby, BC  V5E 4M1
Lyn Tan Ho
5238 Ross Street        250,000
Vancouver, BC
My Ngoc Giang
3320 Dieppe Drive             250,000
Vancouver, BC  V5M 4B9
Robert Meister
8-1601 Yew Street             250,000
Vancouver, BC  V6K 3E6
Steven Tran
2743 Duke Street        250,000
Vancouver, BC  V5R 4S8
Geoff Wall
4 Montizambert Wynd           250,000
West Vancouver, BC  V7W 1R8
Eui Seok Yang
#2202 - 10082 148th Street    250,000
Surrey, BC  V3R 0S3
Michelle Lui
1137 East Pender Street 250,000
Vancouver, BC  V6A 1W6

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of 10 purchasers on March 22, 2007. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

NAME OF PURCHASER       SHARES
                              PURCHASED
Phillip Khong
5607 Rhodes Street            100,000
Vancouver, BC  V5R 3P2
Mayumi Yokogawa
1139 Seymour Street           100,000
Vancouver, BC  V6B 3M7
Jesse R. Coath
6650 Humphries Avenue   100,000
Burnaby, BC  V5E 3J1
Sarah Boy
6061 Grant Street       100,000
Burnaby, BC  V5B 2K5
Jonas Peraja
7789 10th Avenue              100,000
Burnaby, BC  V3N 2S2
Emmanuel Akena
#310-3901 Carrigan Crescent   100,000
Burnaby, BC  V3N 4K1
Shirley Wong
2860 Dundas Street            100,000
Vancouver, BC  V5K 1R4

NAME OF PURCHASER       SHARES
                              PURCHASED
Colleen Wong
7892 Cumberland Street  100,000
Burnaby, BC  V3N 3Y7
Kelts Dragomir
3214 Matapan Crescent         100,000
Vancouver, BC  V5M 4B1
Ann Victoria Do
#429-1933 East 41st Avenue    100,000
Vancouver, BC  V5P 4Y4

We completed an offering of 900,000 shares of our common stock at a price of $0.10 per share to a total of 10 purchasers on April 3, 2007. The total amount received from this offering was $9,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

NAME OF PURCHASER       SHARES
                              PURCHASED
Sherry Robinson
309-2891 East Hastings Street 90,000
Vancouver, BC  V5K 5J8
Hugo Florencio Aparicio Mendoza
#104-2320 Franklin Street90,000
Vancouver, BC  V5L 1S1
Gary Lee
466 Mundy Street              90,000
Coquitlam, BC  V3K 5N1
Donna Chan
466 Mundy Street              90,000
Coquitlam, BC  V3K 5N1
John Hyatt
1313 Eastern Drive            90,000
Port Coquitlam, BC  V3C 4J3
Natasha Chow
105-1167 Pipeline Road        90,000
Coquitlam, BC  V3B 4R9
Neal Washburn
1851 East 16th Avenue         90,000
Vancouver, BC  V5N 2G7
Francis Koo
2833 St. Thomas Street        90,000
Port Coquitlam, BC  V3B 2Z2
Manjot Sohal
3808 NIthsdale Street         90,000
Burnaby, BC  V5G 1P6
Henry Kim
1180 Lynwood Avenue           90,000
Port Coquitlam, BC  V3B 6S3

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    EXHIBITS
Exhibit
Number      Description

3.1         *Articles of Incorporation
3.2         *Bylaws
4.1         *Specimen Stock Certificate
5.1         *Opinion of Gersten Savage LLP
10.1        *Mineral Property Staking and Purchase Agreement dated May 27, 2007
23.1        *Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)
23.2        Consent of George Stewart, Certified Public Accountant
99.1        *Claims Location Map

      *Filed as an exhibit to our Registration Statement on Form Sb-2 dated January 29, 2008

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii)any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

     (iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv)any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 29, 2008.


                  BURROW MINING INC.

                  /S/ Cathy M.T. Ho
                  ------------------------------
                  Cathy M.T. Ho, President, Chief
                  Executive Officer, Chief Financial Officer
                  and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE         CAPACITY IN WHICH SIGNED      DATE

/S/ Cathy M.T. Ho President, Chief ExecutiveMay 12, 2009
-----------------------Officer, Chief Financial Officer,
Director          principal financial
Cathy M.T. Ho     officer, principal accounting
                  officer and Director

/S/ Heather M.T. HoSecretary,                   May 12, 2009
-----------------------Treasurer and Director
Heather M.T. Ho

                               INDEX TO EXHIBITS

Exhibit
Number      Description

3.1         *Articles of Incorporation
3.2         *Bylaws
4.1         *Specimen Stock Certificate
5.1         *Opinion of Gersten Savage LLP
10.1        *Mineral Property Staking and Purchase Agreement dated May 27, 2007
23.1        *Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)
23.2        Consent of George Stewart, Certified Public Accountant
99.1        *Claims Location Map

      *Filed as an exhibit to our Registration Statement on Form Sb-2 dated January 29, 2008